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                                  EXHIBIT 23.1

           Consent of J.H. Williams & Co., LLP, Independent Registered
                Public Accounting Firm, of Kingston, Pennsylvania

To the Board of Directors
CCFNB Bancorp, Inc.
232 East Street
Bloomsburg, PA  17815

We consent to the incorporation by reference, of our report, dated January 14, 2005, on the consolidated financial statements of CCFNB Bancorp, Inc. and Subsidiary, and to the reference to our firm under the heading "Technical Information About the Plan - 6. Experts", in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-3.

                                                /s/ J.H. Williams & Co., LLP

Kingston, Pennsylvania
October 13, 2005

                                      S-4